Exhibit 99.1

United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$455,141
Unrealized Gain (Loss) on Market Value of Futures	(329,220)
Dividend Income	52
Interest Income	169
ETF Transaction Fees	350
Total Income (Loss)	$126,492

Expenses
Professional Fees	$16,120
General Partner Management Fees	5,195
Brokerage Commissions	796
Prepaid Insurance Expense	171
NYMEX License Fee	130
Non-interested Directors' Fees and Expenses	114
Total Expenses	22,526
Expense Waiver	(17,813)
Net Expenses	$4,713
Net Income (Loss)	$121,779

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/14	$11,353,759
Withdrawals (50,000 Shares)	(1,619,922)
Net Income (Loss)	121,779

Net Asset Value End of Month	$9,855,616
Net Asset Value Per Share (300,000 Shares)	$32.85

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612